SLM Student Loan Trust 2004-8 Quarterly Servicing Report
Report Date: 06/30/2005 Reporting Period: 4/1/05-6/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				03/31/2005	Activity	06/30/2005

A	i	Portfolio Balance			$2,053,554,167.15	($83,765,567.12)	$1,969,788,600.03
	ii	Interest to be Capitalized			3,705,012.81		4,238,095.58

	iii	Total Pool			$2,057,259,179.96		$1,974,026,695.61

	iv	Specified Reserve Account Balance			5,143,147.95		4,935,066.74
	v	Capitalized Interest			30,000,000.00		30,000,000.00
	vi	Total Adjusted Pool			$2,092,402,327.91		$2,008,961,762.35

B	i	Weighted Average Coupon (WAC)			4.265%		4.249%
	ii	Weighted Average Remaining Term			259.96		257.75
	iii	Number of Loans			124,097		120,993
	iv	Number of Borrowers			77,542		75,003
	v	Aggregate Outstanding Principal Balance — T-Bill			$147,407,099.77		$140,574,036.43
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,909,852,080.19		$1,833,452,659.18

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 4/25/05	Balance 7/25/05

C	i	A-1 Notes	78442GMM5	-0.010%	1.00000	$5,405,327.91	$—
	ii	A-2 Notes	78442GMN3	0.020%	1.00000	$335,000,000.00	$256,964,762.35
	iii	A-3 Notes	78442GMP8	0.090%	1.00000	$205,000,000.00	$205,000,000.00
	iv	A-4 Notes	78442GMQ6	0.140%	1.00000	$467,505,000.00	$467,505,000.00
	vi	A-5* Notes	XS0199345868	0.125%	1.23410	€410,000,000.00	€410,000,000.00
	vii	A-6* Notes	XS0199346163	0.125%	1.23410	€410,000,000.00	€410,000,000.00
	viii	B Notes	78442GMR4	0.460%	1.00000	$67,530,000.00	$67,530,000.00

	Reserve Account					04/25/2005	07/25/2005

D	i	Required Reserve Acct Deposit (%)				0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)				$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)				$5,143,147.95	$4,935,066.74
	iv	Reserve Account Floor Balance ($)				$3,314,921.00	$3,314,921.00
	v	Current Reserve Acct Balance ($)				$5,143,147.95	$4,935,066.74

	Other Accounts					04/25/2005	07/25/2005

E	i	Remarketing Fee Account				$0.00	$0.00
	ii	Capitalized Interest Account				$30,000,000.00	$30,000,000.00
	iii	Principal Accumulation Account (Class A-5)				$0.00	$0.00
	iv	Principal Accumulation Account (Class A-6				$0.00	$0.00
	v	Supplemental Interest Account (Class A-5)				$0.00	$0.00
	vi	Supplemental Interest Account (Class A-6)				$0.00	$0.00
	vii	Investment Reserve Account				$0.00	$0.00
	viii	Investment Premium Purchase Account				$0.00	$0.00

	Asset/Liability					04/25/2005	07/25/2005

F	i	Total Adjusted Pool				$2,092,402,327.91	$2,008,961,762.35
	ii	Total USD equivalent Notes				$2,092,402,327.91	$2,008,961,762.35
	iii	Difference				$0.00	$0.00
	iv	Parity Ratio				1.00000	1.00000

*	A-5 and A-6 Notes are denominated in Euros

II. 2004-8 Transactions from: 03/31/2005 through: 06/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$86,183,801.85
	ii	Principal Collections from Guarantor	3,664,320.90
	iii	Principal Reimbursements	142,066.21
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$89,990,188.96

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$775.20
	ii	Capitalized Interest	(6,225,397.04)

	iii	Total Non-Cash Principal Activity	$(6,224,621.84)

C	Total Student Loan Principal Activity		$83,765,567.12

D	Student Loan Interest Activity
	i	Regular Interest Collections	$13,323,024.76
	ii	Interest Claims Received from Guarantors	187,719.76
	iii	Collection Fees/Returned Items	17,577.59
	iv	Late Fee Reimbursements	171,666.54
	v	Interest Reimbursements	2,600.69
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	7,718,237.88
	viii	Subsidy Payments	1,139,391.05

	ix	Total Interest Collections	$22,560,218.27

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$4.02
	ii	Capitalized Interest	6,225,397.04

	iii	Total Non-Cash Interest Adjustments	$6,225,401.06

F	Total Student Loan Interest Activity		$28,785,619.33

G	Non-Reimbursable Losses During Collection Period		$—

H	Cumulative Non-Reimbursable Losses to Date		$—

III. 2004-8 Collection Account Activity 03/31/2005 through 06/30/2005

A	Principal Collections
	i	Principal Payments Received	$20,616,592.21
	ii	Consolidation Principal Payments	69,231,530.54
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principa	142,066.21

	vii	Total Principal Collections	$89,990,188.96

B	Interest Collections
	i	Interest Payments Received	$22,078,807.37
	ii	Consolidation Interest Payments	289,566.08
	iii	Reimbursements by Seller	102.92
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	1,565.33
	vi	Re-purchased Interest	932.44
	vii	Collection Fees/Return Items	17,577.59
	viii	Late Fees	171,666.54

	ix	Total Interest Collections	$22,560,218.27

C	Other Reimbursements		$242,974.78

D	Reserves In Excess of the Requirement		$208,081.21

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$0.00

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$792,961.60

M	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$113,794,424.82

	LESS FUNDS PREVIOUSLY REMITTED
		Servicing Fees	$(1,698,192.19)
		Consolidation Loan Rebate Fees	$(5,217,289.26)

N	NET AVAILABLE FUNDS		$106,878,943.37

O	Servicing Fees Due for Current Period		$832,451.42

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$857,451.42

IV. 2004-8 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	4.186%	4.176%	86,773	82,767	69.924%	68.406%	$1,360,933,979.86	$1,270,173,305.72	66.272%	64.483%
31-60 Days Delinquent	4.552%	4.706%	3,483	3,587	2.807%	2.965%	$55,526,781.65	55,807,074.36	2.704%	2.833%
61-90 Days Delinquent	4.893%	4.598%	1,608	1,929	1.296%	1.594%	$26,976,843.76	28,115,768.06	1.314%	1.427%
91-120 Days Delinquent	4.820%	4.559%	712	1,213	0.574%	1.003%	$10,665,176.45	16,177,420.14	0.519%	0.821%
> 120 Days Delinquent	5.207%	5.001%	2,608	2,308	2.102%	1.908%	$39,203,183.89	31,892,373.43	1.909%	1.619%

Deferment
Current	4.129%	4.126%	13,396	12,728	10.795%	10.520%	$238,315,098.96	229,529,333.64	11.605%	11.652%

Forbearance
Current	4.446%	4.390%	15,427	16,333	12.431%	13.499%	$319,987,496.71	335,296,970.74	15.582%	17.022%

TOTAL REPAYMENT	4.262%	4.244%	124,007	120,865	99.927%	99.894%	$2,051,608,561.28	$1,966,992,246.09	99.905%	99.858%
Claims in Process (1)	6.851%	7.326%	90	128	0.073%	0.106%	$1,945,605.87	$2,796,353.94	0.095%	0.142%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	4.265%	4.249%	124,097	120,993	100.000%	100.000%	$2,053,554,167.15	$1,969,788,600.03	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-8 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period						$19,971,219.59

B	Interest Subsidy Payments Accrued During Collection Period						1,080,398.73

C	SAP Payments Accrued During Collection Period						9,338,473.44

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)						792,961.60

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)						0.00

F	Consolidation Loan Rebate Fees						(5,217,289.26)

G	Net Expected Interest Collections						$25,965,764.10

H	Interest Rate Cap Payments Due to the Trust						Cap

	i	Cap Notional Amount					$720,000,000.00
	ii	Libor (interpolated first period)					3.16063%
	iii	Cap %					5.00000%

	iv	Excess Over Cap ( ii-iii)					0.00000%

	v	Cap Payments Due to the Trust					$0.00

I USD/EUR Interest Rate Swap

		Swap Payments
						lxis-CIB, London	lxis-CIB, London
						A-5Swap Calc	A-6 Swap Calc

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)			$505,981,000	$505,981,000
		ii	3 Month USD-LIBOR			3.160630%	3.160630%
		iii	Spread			0.141625%	0.141625%

		iv	Pay Rate			3.302255%	3.302255%
		v	Gross Swap Payment Due Counterparty			$4,223,609.00	$4,223,609.00
		vi	Days in Period	04/25/2005	07/25/2005	91	91

		Counterparty Pays:
		i	Notional Swap Amount (EUR)			€410,000,000.00	€410,000,000.00
		ii	3 Month EURIBOR			2.13300%	2.13300%
		iii	Spread			0.12500%	0.12500%

		iv	Pay Rate			2.25800%	2.25800%
		v	Gross Swap Receipt Due Paying Agent			€2,340,166.11	€2,340,166.11
		vi	Days in Period	04/25/2005	07/25/2005	91	91

VI. 2004-8 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.007964093	4/25/05 - 7/25/05	3.15063%	LIBOR

B	Class A-2 Interest Rate	0.008039926	4/25/05 - 7/25/05	3.18063%	LIBOR

C	Class A-3 Interest Rate	0.008216870	4/25/05 - 7/25/05	3.25063%	LIBOR

D	Class A-4 Interest Rate	0.008343259	4/25/05 - 7/25/05	3.30063%	LIBOR

E	Class A-5 Interest Rate	0.005707722	4/25/05 - 7/25/05	2.25800%	EURIBOR

F	Class A-6 Interest Rate	0.005707722	4/25/05 - 7/25/05	2.25800%	EURIBOR

G	Class B Interest Rate	0.009152148	4/25/05 - 7/25/05	3.62063%	LIBOR

VII. 2004-8 Inputs From Prior Period 03/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,053,554,167.15
	ii	Interest To Be Capitalized	3,705,012.81

	iii	Total Pool	$2,057,259,179.96
	iv	Specified Reserve Account Balance	5,143,147.95
	v	Capitalized Interest	30,000,000.00

	vi	Total Adjusted Pool	$2,092,402,327.91

B	Total Note and Certificate Factor		0.929544699
C	Total Note Balance		$2,092,402,327.91

D	Note Balance 04/25/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.032959317	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$5,405,327.91	$335,000,000.00	$205,000,000.00	$467,505,000.00	€410,000,000.00	€410,000,000.00	$67,530,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

H	Reserve Account Balance		$5,143,147.95
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-8  Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/26/2010 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-8 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-O )		$106,878,943.37	$106,878,943.37

B	Primary Servicing Fees-Current Month		$832,451.42	$106,046,491.95

C	Administration Fee		$25,000.00	$106,021,491.95

D	Aggregate Quarterly Funding Amount		$0.00	$106,021,491.95

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$43,048.53	$105,978,443.42
	ii	Class A-2	$2,693,375.15	$103,285,068.27
	iii	Class A-3	$1,684,458.41	$101,600,609.86
	iv	Class A-4	$3,900,515.38	$97,700,094.48
	v	Class A-5 USD payment to the swap counterparty	$4,223,609.00	$93,476,485.48
	vi	Class A-6 USD payment to the swap counterparty	$4,223,609.00	$89,252,876.48
	vii	Swap Termination Payments	$0.00	$89,252,876.48

		Total	$16,768,615.47

F	Class B Noteholders’ Interest Distribution Amount		$618,044.56	$88,634,831.92

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$5,405,327.91	$83,229,504.01
	ii	Class A-2	$78,035,237.65	$5,194,266.36
	iii	Class A-3	$0.00	$5,194,266.36
	iv	Class A-4	$0.00	$5,194,266.36
	v	Class A-5 USD payment to the Accumulation Account*	$0.00	$5,194,266.36
	vi	Class A-6 USD payment to the Accumulation Account	$0.00	$5,194,266.36

		Total	$83,440,565.56

H	Supplemental Interest Account Deposit		$0.00	$5,194,266.36

I	Investment Reserve Account Required Amount		$0.00	$5,194,266.36

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$5,194,266.36

K	Increase to the Specified Reserve Account Balance		$0.00	$5,194,266.36

L	Investment Premium Purchase Account Deposit		$0.00	$5,194,266.36

M	Carryover Servicing Fees		$0.00	$5,194,266.36

N	Remaining Swap Termination Fees		$0.00	$5,194,266.36

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$5,194,266.36

	Excess to Certificateholder		$5,194,266.36	$0.00

*	Principal amounts allocable to the A-5 and A-6 Notes are deposited into their Accumulation Accounts for distribution on the related Reset Date

X. 2004-8 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$5,143,147.95
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$5,143,147.95
	iv	Required Reserve Account Balance	$4,935,066.74
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve — Release to Collection Account	$208,081.21
	vii	End of Period Account Balance	$4,935,066.74

B	Capitalized Interest Account
	i	Beginning of Period Account Balance (net of investment earnings)	$30,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$0.00
	iii	End of Period Account Balance (net of investment earnings)	$30,000,000.00

C	Remarketing Fee Account		Class A-5	Class A-6	Account Total

	i	Next Reset Date	07/25/2011	10/25/2011
	ii	Reset Period Target Amount	$0.00	$0.00	$0.00
	iii	Quarterly Required Amount	$0.00	$0.00	$0.00
	iv	Beginning of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00
	v	Quarterly Funding Amount	$0.00	$0.00	$0.00
	vi	Reset Period Target Amount Excess	$0.00	$0.00	$0.00

	vii	End of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00

D	Accumulation Accounts		Class A-5	Class A-6

	i	Accumulation Account Beginning Balance	$0.00	$0.00
	ii	Principal deposits for payment on the next Reset Date	$0.00	$0.00
	iii	Principal Payments to the Noteholders on Reset Date	$0.00	$0.00

	iv	Ending Accumulation Account Balance	$0.00	$0.00

E	Supplemental Interest Account		Class A-5	Class A-6

	i	Three Month Libor Determined (Interpolation for initial period)	n/a	n/a
	ii	Investment Rate	n/a	n/a

	iii	Difference	n/a	n/a
	iv	Supplemental Interest Account Beginning Balance	$0.00	$0.00
	v	Funds Released into Collection Account	$0.00	$0.00
	vi	Number of Days Through Next Reset Date	2,191	2,283
	vii	Supplemental Interest Account Deposit Amount	n/a	n/a

F	Investment Premium Purchase Account		Class A-5	Class A-6	Account Total

	i	Beginning of Period Account Balance	$0.00	$0.00	$0.00
	ii	Required Quarterly Deposit	$0.00	$0.00	$0.00
	iii	Carryover amounts from previous periods	$0.00	$0.00	$0.00
	iv	Eligible Investments Purchase Premium Paid	$0.00	$0.00	$0.00
	v	Funds Released into Collection Account	$0.00	$0.00	$0.00

	vi	End of Period Account Balance	$0.00	$0.00	$0.00

G	Investment Reserve Account
	i	Balance	$0.00
	ii	Requirement	$0.00
	iii	Funds Released into Collection Account	$0.00
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-8 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due			$43,048.53	$2,693,375.15	$1,684,458.41	$3,900,515.38	€2,340,166.11	€2,340,166.11	$618,044.56
	ii	Quarterly Interest Paid			43,048.53	2,693,375.15	1,684,458.41	3,900,515.38	2,340,166.11	2,340,166.11	618,044.56

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	vii	Quarterly Principal Due			$5,405,327.91	$78,035,237.65	$0.00	$0.00	€—	€—	$0.00
	viii	Quarterly Principal Paid			5,405,327.91	78,035,237.65	0.00	0.00	—	—	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	x	Total Distribution Amount			$5,448,376.44	$80,728,612.80	$1,684,458.41	$3,900,515.38	€2,340,166.11	€2,340,166.11	$618,044.56

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/05			$2,092,402,327.91
	ii	Adjusted Pool Balance 6/30/05			2,008,961,762.35

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$83,440,565.56

	iv	Adjusted Pool Balance 3/31/05			$2,092,402,327.91
	v	Adjusted Pool Balance 6/30/05			2,008,961,762.35

	vi	Current Principal Due (iv-v)			$83,440,565.56
	vii	Principal Shortfall from Prior Period			—

	viii	Principal Distribution Amount (vi + vii)			$83,440,565.56

	x	Principal Distribution Amount Paid			$83,440,565.56

	xi	Principal Shortfall (viii - ix)			$0.00

C	Total Principal Distribution
	i	USD			$83,440,565.56
	ii	EUR			€—

D	Total Interest Distribution
	i	USD			$8,939,442.03
	ii	EUR			€4,680,332.22

E	Note Balances			04/25/2005	Paydown Factor	07/25/2005
	i	A-1 Note Balance	78442GMM5	$5,405,327.91		$—
		A-1 Note Pool Factor		0.032959317	(0.032959317)	0.000000000

	ii	A-2 Note Balance	78442GMN3	$335,000,000.00		$256,964,762.35
		A-2 Note Pool Factor		1.000000000	(0.232941008)	0.767058992

	iii	A-3 Note Balance	78442GMP8	$205,000,000.00		$205,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GMQ6	$467,505,000.00		$467,505,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	XS0199345868	€410,000,000.00		€410,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	XS0199346163	€410,000,000.00		€410,000,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	B Note Balance	78442GMR4	$67,530,000.00		$67,530,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2004-8 Historical Pool Information

					2004
			4/1/05-6/30/05	1/1/05-3/31/05	8/25/05-12/31/05

Beginning Student Loan Portfolio Balance			$2,053,554,167.15	$2,118,144,472.40	$2,191,259,896.83

	Student Loan Principal Activity
	i	Regular Principal Collections	$86,183,801.85	$66,301,687.79	$41,674,177.67
	ii	Principal Collections from Guarantor	3,664,320.90	2,364,952.35	$1,707,310.47
	iii	Principal Reimbursements	142,066.21	2,717,896.95	$38,626,673.78
	iv	Other System Adjustments	0.00	0.00	$0.00

	v	Total Principal Collections	$89,990,188.96	$71,384,537.09	$82,008,161.92
	Student Loan Non-Cash Principal Activity				$—
	i	Other Adjustments	$775.20	$(3,759.28)	$(71,053.97)
	ii	Capitalized Interest	(6,225,397.04)	(6,790,472.56)	$(8,821,683.52)

	iii	Total Non-Cash Principal Activity	$(6,224,621.84)	$(6,794,231.84)	$(8,892,737.49)

(-)	Total Student Loan Principal Activity		$83,765,567.12	$64,590,305.25	$73,115,424.43

	Student Loan Interest Activity
	i	Regular Interest Collections	$13,323,024.76	$14,440,245.07	$22,734,081.26
	ii	Interest Claims Received from Guarantors	187,719.76	50,711.25	$30,382.48
	iii	Collection Fees/Returned Items	17,577.59	11,021.68	$923.89
	iv	Late Fee Reimbursements	171,666.54	201,950.50	$203,435.98
	v	Interest Reimbursements	2,600.69	14,223.09	$168,411.72
	vi	Other System Adjustments	0.00	0.00	$0.00
	vii	Special Allowance Payments	7,718,237.88	5,140,363.74	$1,188,736.24
	viii	Subsidy Payments	1,139,391.05	1,226,989.85	$435,825.90

	ix	Total Interest Collections	$22,560,218.27	$21,085,505.18	$24,761,797.47

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$4.02	$20.95	$(2,270.06)
	ii	Capitalized Interest	6,225,397.04	6,790,472.56	$8,821,683.52

	iii	Total Non-Cash Interest Adjustments	$6,225,401.06	$6,790,493.51	$8,819,413.46

	Total Student Loan Interest Activity		$28,785,619.33	$27,875,998.69	$33,581,210.93

(=)	Ending Student Loan Portfolio Balance		$1,969,788,600.03	$2,053,554,167.15	$2,118,144,472.40
(+)	Interest to be Capitalized		$4,238,095.58	$3,705,012.81	$5,589,360.93

(=)	TOTAL POOL		$1,974,026,695.61	$2,057,259,179.96	$2,123,733,833.33

(+)	Reserve Account Balance		$4,935,066.74	$5,143,147.95	$5,303,617.87

(+)	Capitalized Interest		$30,000,000.00	$30,000,000.00	$30,000,000.00

(=)	Total Adjusted Pool		$2,008,961,762.35	$2,092,402,327.91	$2,159,037,451.20

XIII. 2004-8 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-04	$2,162,734,741	9.63%

Jan-05	$2,121,447,148	6.68%

Apr-05	$2,057,259,180	7.48%

Jul-05	$1,974,026,696	8.90%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.